UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021
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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement

Asset Purchase Agreement

On July 28, 2021, CryoLife, Inc., (the “Company”) entered into an agreement to sell its PerClot assets to a subsidiary of Baxter International, Inc. (“Baxter”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) and to terminate its material agreements with Starch Medical, Inc. (“SMI”) related to PerClot (the “Termination Agreement”). The boards of directors of the Company and Baxter have approved the Purchase Agreement and related ancillary documents, and the boards of directors of the Company and SMI have approved the Termination Agreement.

Under the terms of the Purchase Agreement, Baxter will pay an aggregate of up to $60.0 million in consideration (the Company will receive up to $45.0 million and SMI will receive up to $15.0 million), consisting of (i) $25.0 million at closing, of which $19.0 million was paid to the Company and $6.0 million was paid to SMI; (ii) up to $25.0 million upon receipt by the Company of Premarket Approval (“PMA”) by the U.S. Food and Drug Administration (the “FDA”) for PerClot and transfer of the PMA from the Company to Baxter, of which $19.0 million is payable to the Company and $6.0 million is payable to SMI, subject to certain reductions for delay in PMA approval; and (iii) up to $10.0 million upon Baxter’s achievement of certain cumulative worldwide net sales of PerClot prior to December 31, 2026 and December 31, 2027, of which up to $7.0 million is payable to the Company and $3.0 million is payable to SMI. In addition, at the conclusion of the Company’s manufacturing and supply services for Baxter, Baxter shall pay the Company approximately $800,000 upon transfer of the Company’s PerClot manufacturing equipment. Under the terms of the Purchase Agreement and related ancillary documents, the Company will continue to be responsible for efforts and costs related to the FDA approval process at least until December 31, 2022 and will provide to Baxter certain transition and manufacturing and supply services relating to the sale of SMI PerClot outside of the US and manufacture and supply of PerClot to Baxter, post-PMA approval.

The Purchase Agreement contains customary representations, warranties, and covenants made by the Company and Baxter. The Company agreed to indemnify Baxter and its affiliates for certain matters, including breaches of representations, warranties, and covenants of the Company included in the Purchase Agreement, up to 10% of the consideration paid or that becomes due and payable, minus any amounts paid to SMI, pursuant to the terms of the Purchase Agreement, subject to certain exceptions pursuant to which Baxter may recover indemnified losses from the Company up to the total amount of acquisition consideration paid or that becomes due and payable, minus any amounts paid to SMI.

The closing of the acquisition occurred simultaneously with the signing of the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Purchase Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company, Baxter, or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Section 2Financial Information

Item 2.02Results of Operations and Financial Condition

On July 29, 2021, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2021. CryoLife hereby incorporates by reference herein the information set forth in its press release dated July 29, 2021, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release.  Please refer to the last paragraph of the text portion of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s most recently filed Form 10-K and its subsequent filings with the Securities and Exchange Commission, as well as in the press release attached as Exhibit 99.1 hereto. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 7Regulation FD

Item 7.01Regulation FD Disclosure

On July 29, 2021, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 2.02 or 7.01 of this Current Report on Form 8-K.

Section 9	Financial Statements and Exhibits.

Item 9.01(d)	Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement dated July 28, 2021, by among CryoLife, Inc., and Baxter Healthcare Company
99.1**	Press Release dated July 29, 2021
99.2**	Press Release dated July 29, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CryoLife will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

** Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2021

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer